EXHIBIT 99.1

Power Integrations Announces First-Quarter Financial Results

     Net Revenues Increased 14 Percent Year-Over-Year to $51.8 Million

       Non-GAAP Gross Margin Increased Sequentially to 55.1 Percent

SAN JOSE, Calif., April 24, 2008 (PRIME NEWSWIRE) -- Power Integrations (Nasdaq:POWI), the leader in high-voltage integrated circuits for energy-efficient power conversion, today announced financial results for the quarter ended March 31, 2008. The company's net revenues for the quarter were $51.8 million, up 14 percent compared to $45.3 million in the first quarter of 2007 and down two percent compared to $52.7 million in the fourth quarter of 2007.

Gross margin under generally accepted accounting principles (GAAP) was 54.2 percent. GAAP net income was $7.2 million, or $0.22 per diluted share, compared to $6.5 million, or $0.21 per diluted share, in the year-ago quarter and $6.6 million, or $0.20 per diluted share, in the fourth quarter of 2007.

On a non-GAAP basis, first-quarter gross margin was 55.1 percent. Net income on a non-GAAP basis was $10.6 million, or $0.33 per diluted share. This compares to non-GAAP net income of $9.1 million, or $0.30 per share, in the year-ago quarter and $12.4 million, or $0.38 per share, in the fourth quarter of 2007. The sequential decrease in non-GAAP earnings was driven primarily by increased operating expenses resulting from the company's acquisition of Potentia Semiconductor on December 31, 2007, as well as reduced other income reflecting lower interest rates on cash and investments. Non-GAAP results exclude stock-based compensation expenses, an in-process research and development charge recognized in the fourth quarter of 2007 in conjunction with the company's acquisition of Potentia Semiconductor, and the tax differences resulting from these exclusions.

Power Integrations ended the quarter with $213.1 million in cash and investments, an increase of $8.9 million during the quarter. The company repurchased approximately 202,000 shares of company stock during the quarter for a total of $5.5 million in cash, under a share repurchase program authorized by the company's board of directors in February 2008.

"Our first-quarter results were strong despite the uncertain macroeconomic climate," said Balu Balakrishnan, president and CEO of Power Integrations. "Revenues were down sequentially due primarily to softness in the computer market but increased 14 percent on a year-over-year basis compared to a strong first quarter of 2007. We also improved our gross margin significantly compared to the fourth quarter and generated nearly $10 million in cash flow from operations during the quarter.

"We exited the first quarter with considerable momentum," continued Balakrishnan. "After a soft patch in February, we saw record bookings in the month of March. We also had an excellent quarter in terms of design wins, including significant wins with two suppliers of cellphone chargers to a major Korean OEM. As a result of these design wins, we now expect to regain a substantial portion of the business taken from us last year by a competitor who we believe infringes several of our patents.

"More broadly, energy efficiency continues to be a major growth driver for our business, as manufacturers are showing an unprecedented level of interest in designing more efficient electronic products," Balakrishnan added. "Our EcoSmart(r) technology is a clean technology that is already benefiting the environment without adding cost and without requiring any change in consumer behavior. In recognition of the environmental benefits of our products, our stock was recently added to The Cleantech Index, sponsored by the American Stock Exchange, as well as two clean-technology indices sponsored by NASDAQ (AMEX:CTIUS) (Nasdaq:CLEN) (Nasdaq:CELS)."

Revenue mix by end market for the first quarter was 31 percent consumer, 30 percent communications, 18 percent computer, 15 percent industrial and 6 percent other. By product family, revenue mix was 44 percent TinySwitch(r), 25 percent TOPSwitch(r), 29 percent LinkSwitch(r) and 2 percent DPA-Switch(r).

Power Integrations received 5 U.S. patents in the first quarter. The company had a total of 214 U.S. patents and 90 foreign patents as of March 31, 2008, including 12 patents acquired through the company's purchase of Potentia Semiconductor in December 2007.

Second-Quarter Outlook

The company expects its revenues for the second quarter of 2008 to be in the range of $53 million to $56 million. GAAP gross margin is expected to be 53 percent, plus or minus half a percentage point, including an impact of approximately one percentage point from stock-based compensation. Second-quarter operating expenses are expected to be approximately $21 million, including approximately $3.7 million of stock-based compensation expenses and $1 million of expenses related to patent litigation.

Conference Call at 1:45 pm Pacific Time

Power Integrations management will hold a conference call for members of the investment community today at 1:45 pm Pacific time. Members of the investment community may access the call by dialing 877-419-6592 from within the United States or 719-325-4850 from outside the U.S. A telephonic replay will be available for 48 hours following the conclusion of the call by dialing 888-203-1112 (U.S.) or 719-457-0820 (outside the U.S.) The replay access code is 6343649. The call will also be available via a live and archived webcast on the "investor info" section of the company's website, http://investors.powerint.com.

About Power Integrations

Power Integrations, Inc. is the leading supplier of high-voltage analog integrated circuits used in power conversion. The company's breakthrough integrated-circuit technology enables compact, energy-efficient power supplies in a wide range of electronic products, in both AC-DC and DC-DC applications. The company's EcoSmart energy-efficiency technology, which dramatically reduces energy waste, has saved consumers and businesses around the world more than an estimated $2.8 billion on their electricity bills since its introduction in 1998. For more information, visit the company's website at www.powerint.com. For information on worldwide energy-efficiency standards and EcoSmart technology, visit our Green Room site at www.powerint.com/greenroom.

Note Regarding Use of Non-GAAP Financial Measures

In addition to the company's consolidated financial statements, which are presented according to GAAP, the company provides certain non-GAAP financial information that excludes expenses (and the related tax effects thereof) recorded under Statement of Financial Accounting Standards No. 123R, "Share-based Payment," which requires the recognition of expenses relating to share-based payments such as stock options. Also excluded from non-GAAP financial results are certain acquisition-related expenses, such as charges reflecting the write-off of purchased in-process research and development. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes. Further, the company believes that these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures.

These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information. For example, stock-based compensation is an important component of the company's compensation mix, and will continue to result in significant expenses in the company's GAAP results for the foreseeable future, but is not reflected in the non-GAAP measures. Also, other companies, including other companies in Power Integrations' industry, may calculate non-GAAP financial measures differently than the company, limiting their usefulness as a comparative measure.

Note Regarding Forward-Looking Statements

The statements in this press release relating to the company's projected first-quarter financial performance and its expectation of regaining a substantial portion of the business taken from the company last year by a competitor are forward-looking statements, reflecting management's current forecast. These forward-looking statements are based on current information that is, by its nature, subject to rapid and even abrupt changes. Due to risks and uncertainties associated with the company's business, actual results could differ materially from those projected or implied by management's forward-looking statements. These risks and uncertainties include, but are not limited to: changes and shifts in customer demand away from products that utilize the company's integrated circuits to products that do not incorporate the company's products; the company's ability to maintain and establish strategic relationships; the effects of competition; customer reaction to the effects of design wins may not be as the company expects; the risks inherent in the development and delivery of complex technologies; the outcome and cost of patent litigation; the company's ability to attract, retain and motivate qualified personnel; the emergence of new markets for the company's products and services; the company's ability to compete in those markets based on timeliness, cost and market demand; and fluctuations in currency exchange rates. In addition, new product introductions and design wins are subject to the risks and uncertainties that typically accompany development and delivery of complex technologies to the marketplace, including product development delays and defects and market acceptance of the new products. These and other risk factors are more fully explained under the caption "Risk Factors" in the company's most recent annual report on Form 10-K, filed with the Securities and Exchange Commission on March 10, 2008. The company is under no obligation (and expressly disclaims any obligation) to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

                      POWER INTEGRATIONS, INC.
                 CONSOLIDATED STATEMENTS OF OPERATIONS
               (in thousands, except per-share amounts)

                                            Three Months Ended

                                      March 31,   Dec. 31,  March 31,
                                         2008       2007       2007
                                      ---------  ---------  ---------
 NET REVENUES                         $  51,840  $  52,680  $  45,317

 COST OF REVENUES                        23,718     24,661     20,200
                                      ---------  ---------  ---------

 GROSS PROFIT                            28,122     28,019     25,117
                                      ---------  ---------  ---------

 OPERATING EXPENSES:
 Research and development                 7,752      6,702      5,894
 Sales and marketing                      7,419      7,452      6,341
 General and administrative               5,688      5,846      6,382
 In-process research and development         --      1,370         --
                                      ---------  ---------  ---------

     Total operating expenses            20,859     21,370     18,617
                                      ---------  ---------  ---------

 INCOME FROM OPERATIONS                   7,263      6,649      6,500

 OTHER INCOME, net                        2,012      2,739      1,665
 INSURANCE REIMBURSEMENT                     --        116         --
                                      ---------  ---------  ---------

 INCOME BEFORE PROVISION
  FOR INCOME TAXES                        9,275      9,504      8,165

 PROVISION FOR INCOME
  TAXES                                   2,066      2,916      1,659
                                      ---------  ---------  ---------

 NET INCOME                           $   7,209  $   6,588  $   6,506
                                      =========  =========  =========

 EARNINGS PER SHARE:
     Basic                            $    0.24  $    0.22  $    0.23
                                      =========  =========  =========
     Diluted                          $    0.22  $    0.20  $    0.21
                                      =========  =========  =========

 SHARES USED IN PER-SHARE
  CALCULATION:
     Basic                               30,222     29,741     28,660
     Diluted                             32,090     32,269     30,691

 SUPPLEMENTAL INFORMATION:

 Stock-based compensation
  expenses included in:
     Cost of revenues                 $     424  $     330  $     332
     Research and development             1,479      1,180        919
     Sales and marketing                  1,338      1,304      1,013
     General and administrative             883      1,006        771
      Total stock-based compensation
       expense                        $   4,124  $   3,820  $   3,035
                                      =========  =========  =========

 Operating expenses include
  the following:
     Patent-litigation expenses       $   1,035  $   1,262  $     550
                                      =========  =========  =========

 REVENUE MIX BY PRODUCT FAMILY
     TOPSwitch                               25%        25%        29%
     TinySwitch                              44%        45%        60%
     LinkSwitch                              29%        28%        10%
     DPA-Switch                               2%         2%         1%

 REVENUE MIX BY END MARKET
     Communications                          30%        28%        29%
     Computer                                18%        20%        19%
     Consumer                                31%        31%        32%
     Industrial                              15%        14%        14%
     Other                                    6%         7%         6%

                           POWER INTEGRATIONS, INC.
       RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP RESULTS
                   (in thousands, except per-share amounts)

                                           Three Months Ended

                                      March 31,  Dec. 31,   March 31,
                                        2008       2007       2007
                                      --------   --------   --------
 RECONCILIATION OF GROSS PROFIT
  MARGIN
  GAAP gross profit                   $ 28,122   $ 28,019   $ 25,117
   GAAP gross profit margin               54.2%      53.2%      55.4%

  Stock-based compensation expense
   included in cost of revenues            424        330        332
                                      --------   --------   --------

  Non-GAAP gross profit excluding
   stock-based compensation             28,546     28,349     25,449
                                      --------   --------   --------
   Non-GAAP gross profit margin           55.1%      53.8%      56.2%

 RECONCILIATION OF OPERATING MARGIN
  GAAP income from operations         $  7,263   $  6,649   $  6,500
   GAAP operating margin                  14.0%      12.6%      14.3%

  Stock-based compensation expense
   included in cost of revenues and
   operating expenses:

   Cost of revenues                        424        330        332
   Research and development              1,479      1,180        919
   Sales and marketing                   1,338      1,304      1,013
   General and administrative              883      1,006        771
                                      --------   --------   --------
   Total                                 4,124      3,820      3,035
                                      --------   --------   --------

  In-process research and development
   (IPRD)                                   --      1,370         --

  Non-GAAP income from operations
   excluding stock-based
   compensation and IPRD                11,387     11,839      9,535
                                      --------   --------   --------
   Non-GAAP operating margin              22.0%      22.5%      21.0%

 RECONCILIATION OF NET INCOME PER
  SHARE (DILUTED)
  GAAP net income                     $  7,209   $  6,588   $  6,506

  Adjustments to GAAP net income
   Total stock-based compensation        4,124      3,820      3,035
   In-process research and
    development charge                      --      1,370         --
   Difference between GAAP and non-
    GAAP provision for income taxes       (752)       595       (436)

  Non-GAAP net income                 $ 10,581   $ 12,373   $  9,105
                                      --------   --------   --------

  Average shares outstanding for
   calculation of non-GAAP income
   per share (diluted)                  32,090     32,269     30,691
                                      --------   --------   --------

  Non-GAAP income per share
   excluding stock-based
   compensation (diluted)             $   0.33   $   0.38   $   0.30
                                      ========   ========   ========

 Note on use of non-GAAP financial measures:

 Effective January 1, 2006, Power Integrations adopted SFAS 123R, which requires the company to recognize compensation expenses relating to stock-based payments. In addition to the company's consolidated financial statements, which are prepared according to
 GAAP, the company provides certain non-GAAP financial information that excludes expenses recognized under SFAS 123R, and the related tax effects. Also excluded from non-GAAP measures are certain acquisition-related expenses, such as charges for the write-off of purchased in-process research and development. The company uses these non-GAAP measures in its own financial and operational decision-making processes and, with respect to one measure, in setting performance targets for employee-compensation purposes.
 Further, the company believes that these these non-GAAP measures offer an important analytical tool to help investors understand the company's core operating results and trends, and to facilitate comparability with the company's historical results and with the operating results of other companies that provide similar non-GAAP measures. These non-GAAP measures have certain limitations as analytical tools and are not meant to be considered in isolation or as a substitute for GAAP financial information.

                       POWER INTEGRATIONS, INC.
                      CONSOLIDATED BALANCE SHEETS
                           (in thousands)
                                              March 31,  December 31,
                                                2008         2007
                                              ---------   ---------
 ASSETS
  CURRENT ASSETS:
   Cash and cash equivalents                  $ 197,096   $ 118,353
   Restricted cash                                  350       1,300
   Short-term investments                        15,970      85,821
   Accounts receivable                           17,296      14,221
   Inventories                                   21,885      19,696
   Deferred tax assets                            1,264       1,259
   Prepaid expenses and other current
    assets                                        2,370       2,957
                                              ---------   ---------
    Total current assets                        256,231     243,607
                                              ---------   ---------

  NOTE RECEIVABLE                                10,000      10,000
  PROPERTY AND EQUIPMENT, net                    56,837      56,740
  INTANGIBLE ASSETS, NET                          6,474       6,731
  GOODWILL                                        1,824       1,824
  DEFERRED TAX ASSETS                            16,018      15,544
  OTHER ASSETS                                      230         653
                                              ---------   ---------
    Total assets                              $ 347,614   $ 335,099
                                              =========   =========

 LIABILITIES AND STOCKHOLDERS' EQUITY
  CURRENT LIABILITIES:
   Accounts payable                           $  11,067   $  10,792
   Accrued payroll and related expenses           5,705       9,212
   Income taxes payable                           1,633         852
   Deferred income on sales to distributors       6,387       5,226
   Accrued professional & other fees              3,050       1,844
   Other accrued liabilities                        426         641
                                              ---------   ---------
    Total current liabilities                    28,268      28,567
                                              ---------   ---------
  LONG-TERM LIABILITIES
   Income taxes payable                          17,815      16,893
   Deferred income taxes                            149         149
                                              ---------   ---------

    Total liabilities                            46,232      45,609
                                              ---------   ---------

 STOCKHOLDERS' EQUITY:
   Common stock                                      30          30
   Additional paid-in capital                   180,903     176,282
   Cumulative translation adjustment                147          85
   Retained earnings                            120,302     113,093
                                              ---------   ---------
    Total stockholders' equity                  301,382     289,490
                                              ---------   ---------
    Total liabilities stockholders' equity    $ 347,614   $ 335,099
                                              =========   =========

CONTACT:  Power Integrations, Inc.
          Joe Shiffler
          (408) 414-8528
          jshiffler@powerint.com